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                   STATE STREET BANK AND TRUST COMPANY

                     CUSTODIAN FEE SCHEDULE ADDENDUM
                          FOR GNMA SECURITIES
                            TRADED THROUGH
                      PARTICIPANTS TRUST COMPANY
                         FPA NEW INCOME FUND
                          FPA PERENNIAL FUND
                            SOURCE CAPITAL
                        FPA CAPITAL FUND, INC.
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The fees identified in this addendum replace fees for GNMA securities as they are converted. All other charges not identified herein remain in force.
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     Description                                                    Amount
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
I.   PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

     a.  PTC Purchase                                               $25.00
     b.  PTC Sale                                                   $25.00
     c.  Deposit/Withdrawal of GNMA Certificates                    $25.00

II.  OUT-OF-POCKET EXPENSES

     From Participants Trust Company

     a.  Deposit/Withdrawal of GNMA Certificates for
         Same Day Turnarounds                                       $50.00

     b.  Principal Paydowns Subject to Interim
         Accounting by PTC (items settling after
         record date)                                               $10.00

     c.  Interest expense for advancement of monthly
         principal and interest payments                           Variable
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FPA NEW INCOME FUND                            STATE STREET BANK & TRUST CO.
FPA PERENNIAL FUND
SOURCE CAPITAL

By: FPA CAPITAL FUND, INC.                      By:  E.D. HAWKES JR.
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Title:  Treasurer                               Title:  VICE PRESIDENT
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Signature: /s/ JULIO DE PUZO, JR.               Signature: /s/ E.D. HAWKES JR.
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Date:  February 14, 1990                        Date:  JAN 10, 1990
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